Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares U.S. Credit Bond ETF (ISHCRED) iShares Edge U.S. Fixed Income Balanced Risk ETF (ISHFIBR) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR) iShares iBoxx $ Investment Grade Corporate Bond ETF
(ISHINTOP)
BlackRock Alternative Strategies Fund - Trading Account
(ACS-TRD)
BlackRock Allocation Target Shares: Series S Portfolio
(BATSS)
2022 Global Income Opportunity Trust (BGIO)
BlackRock Multi-Asset Income - Investment Grade Portfolio
(BR-INC-IG)
BlackRock Low Duration Bond Portfolio (BR-LO)
BlackRock Managed Income - Short Duration Portfolio (BR-MI-
LO)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
CoreAlpha Bond Master Portfolio (MIP_CORA)
AST BlackRock Global Strategies Portfolio (Core Active)
(PRU-AA-CAB)
Advanced Series Trust - AST BlackRock Low Duration Bond
Portfolio (SMF_PRULO)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
04-18-2017

Security Type:
BND/CORP


Issuer
Citigroup (2022)

Selling
Underwriter
Citigroup Global Markets Inc

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Citigroup Global Markets Inc., ANZ
Securities, Inc., Credit Suisse Securities
(USA) LLC, Danske Markets Inc., Deutsche
Bank Securities Inc., HSBC Securities
(USA) Inc., MUFG Securities Americas Inc.,
Nomura Securities International, Inc.,
Standard Chartered Bank, TD Securities
(USA) LLC, U.S. Bancorp Investments, Inc.,
Academy Securities, Inc., Bank of China
Limited, London Branch, BNP Paribas
Securities Corp., Cabrera Capital Markets,
LLC, CIBC World Markets Corp.,
Commonwealth Bank of Australia, Drexel
Hamilton, LLC, Lloyds Securities Inc.,
Macquarie Capital (USA) Inc., MFR
Securities, Inc., PNC CapitalMarkets LLC,
R. Seelaus & Co., Inc., RedTail Capital
Markets, LLC, Santander Investment
Securities Inc., Skandinaviska Enskilda
Banken AB (publ)


Transaction Details

Date of Purchase
04-18-2017


Purchase
Price/Share
(per share / %
of par)
$99.93

Total
Commission,
Spread or
Profit
0.325%


1.	Aggregate Principal Amount Purchased
(a+b)
$192,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$58,175,000

b. Other BlackRock Clients
$133,825,000

2.	Aggregate Principal Amount of
Offering
$2,250,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.08533

05
Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dipankar Banerjee
Date:
04-25-2017

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
04-25-2017

Global Syndicate Team Member